                      AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG

                       T. ROWE PRICE EQUITY SERIES, INC.,

                    T. ROWE PRICE FIXED INCOME SERIES, INC.,

                     T. ROWE PRICE INVESTMENT SERVICES, INC.

                                       AND

                   SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

         THIS AMENDMENT is made and entered into by and among Southern Farm Bureau Life Insurance Company (hereinafter the "Company"), a Mississippi insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to this Amendment, and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the "Fund"), and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.

         WHEREAS, the Company, the Fund and the Underwriter entered into a Participation Agreement dated July 8, 1999 (hereinafter the "Participation Agreement"), to facilitate the purchase by the Company, on behalf of certain segregated asset accounts of the Company, shares in certain portfolios of securities managed by the Fund; and

         WHEREAS, the Company, the Fund and the Underwriter desire to amend certain provisions of the Participation Agreement;

         NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company, the Fund and the Underwriter hereby agree as follows:

         1. Schedule A to the Participation Agreement is hereby amended by substituting in its place and stead Schedule A attached hereto and made a part hereof.

         2. ARTICLE XI of the Participation Agreement is hereby amended by adding the following paragraph at the end of said ARTICLE XI:

         "Notwithstanding any terms or provisions contained hereinabove to the contrary, copies of any notices to the Company regarding the Southern Farm Bureau Life Variable Life Account or the contract funded by said account shall not be sent to:

                 Southern Farm Bureau Life Insurance Company


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                 5400 University Avenue
                 West Des Moines, Iowa 50266
                 Attention: Administrative Service Center"

         3. Except as hereinabove expressly modified or amended, all of the terms and conditions contained in the Participation Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

COMPANY:                   SOUTHERN FARM BUREAU LIFE
                           INSURANCE COMPANY

                           By its authorized officer

                                             /s/

                           By:__________________________________
                           Name: Joseph A. Purvis
                           Title: Vice President, General Counsel and Secretary
                           Date: August 28, 2001


FUND:                      T. ROWE PRICE EQUITY SERIES, INC.

                           By its authorized officer

                                            /s/

                           By:___________________________________
                              Name: Henry H. Hopkins
                              Title: Vice President
                              Date: 9/5/01



FUND:                      T. ROWE PRICE FIXED INCOME SERIES, INC.

                           By its authorized officer

                                           /s/


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                           By:___________________________________
                              Name: Henry H. Hopkins
                              Title: Vice President
                              Date: 9/5/01

UNDERWRITER:               T. ROWE PRICE INVESTMENT SERVICES, INC.

                           By its authorized officer

                                           /s/

                           By:___________________________________
                              Name: Darrell N. Braman
                              Title: Vice President
                              Date: 9/05/01





                                   SCHEDULE A

   NAME OF SEPARATE ACCOUNT AND                    CONTRACTS FUNDED BY
DATE ESTABLISHED BY BOARD OF DIRECTORS               SEPARATE ACCOUNT          DESIGNATED PORTFOLIOS
--------------------------------------               ----------------          ---------------------
Southern Farm Bureau Life Variable Account           Flexible Premium          T. ROWE PRICE EQUITY SERIES, INC.
Established May 17, 1999                             Deferred Variable         - T. Rowe Price Mid-Cap Growth Portfolio
                                                     Annuity Contract          - T. Rowe Price Equity Income Portfolio


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                                                                               - T. Rowe Price Personal Strategy Balanced
                                                                               Portfolio

                                                                               T. ROWE PRICE FIXED INCOME SERIES, INC.
                                                                               - T. Rowe Price Limited-Term Bond Portfolio
                                                                               - T. Rowe Price Prime Reserve Portfolio

Southern Farm Bureau Life Variable Life             Non-Participating          T. ROWE PRICE EQUITY SERIES, INC.
Account Established October 16, 2000                Adjustable Premium         - T. Rowe Price Mid-Cap Growth Portfolio
                                                 Variable  Life  Insurance     - T. Rowe Price Equity Income Portfolio
                                                        Policy                 - T. Rowe Price Personal Strategy Balanced
                                                                               Portfolio

                                                                               T. ROWE PRICE FIXED INCOME SERIES, INC.
                                                                               - T. Rowe Price Limited-Term Bond Portfolio
                                                                               - T. Rowe Price Prime Reserve Portfolio


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